HYPERION 2005 INVESTMENT GRADE OPPORTUNITY TERM TRUST, INC.
(the "Registrant") Form N-SAR for the period ending June 30, 1998
                                                File Number 811-07386




This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 25th day of August, 1998.



                                            HYPERION 2005 INVESTMENT GRADE
                                            OPPORTUNITY TERM TRUST, INC.



                                            By:     /s/Clifford E. Lai
                                                    Clifford E. Lai
                                                    President




Witness:   /s/Joseph Tropeano
             Joseph Tropeano
             Assistant Secretary